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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                              ---------------------

                        Date of report: December 12, 2003
                        (Date of earliest event reported)



                       PHILIPS INTERNATIONAL REALTY CORP.
             (Exact name of Registrant as specified in its charter)


                                    Maryland
                 (State or other jurisdiction of incorporation)


              000-23463                                13-3963667
        (Commission File No.)                      (I.R.S. Employer
                                                   Identification No.)


                                417 Fifth Avenue
                            New York, New York 10016
               (Address of principal executive offices; zip code)

                                 (212) 545-1100
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former Name or Former Address, if changed Since Last Report)



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Item 2.           Acquisition or Disposition of Assets.

         Pursuant to the plan of liquidation (the "Plan of Liquidation") of Philips International Realty Corp., a Maryland corporation (the "Company"), approved by the stockholders of the Company on October 10, 2000, and as more fully described in the Company's special meeting proxy statement dated September 8, 2000 (the "Proxy Statement"), the Company has disposed of the following property:

         On December 12, 2003, the Company completed the sale of its shopping center (the "Property") on Fort Campbell Boulevard in Hopkinsville, Kentucky for the price of $2.875 million in cash, pursuant to a Purchase and Sale Agreement dated December 4, 2003 by and between Philips Shopping Center Fund, L.P., a Delaware limited partnership, as Seller, and KMart Express LLC, a Michigan limited liability company, as Buyer.

         The purchase price for the sale of the Property was determined as a result of arm's-length negotiations between unrelated parties. The factors considered by the Company in determining the price to be paid for the Property include its historical and expected cash flow, nature of the tenants and terms of leases in place, occupancy rate, opportunities for alternative and new tenancies, current operating costs and real estate taxes on the Property and anticipated changes therein under the Company ownership, the physical condition and location of the Property, the anticipated effect on the Company's financial results and other factors. The Company took into consideration prices at which it believes other comparable properties had recently been sold.

         Pursuant to the Plan of Liquidation, the Board of Directors of the Company has declared an eighth liquidating distribution of $0.50 per share which will be payable on January 6, 2004. The record date is December 29, 2003. However, shareholders must continue to own their shares up to and including January 6, 2004 in order to be entitled to the liquidating distribution of $0.50 per share. Effective December 24, 2003, the Company's shares will be traded with due bills which entitle the owner of the stock to receipt of the distribution. The Company has approximately 7.4 million shares of common stock and common stock equivalents which will participate in this distribution.

         The eighth liquidating distribution declared by the Board of Directors brings the total payments to date to $17.75 per share. Prior distributions of $13.00, $1.00, $0.75, $0.50, $0.50, $0.50 and $1.00 per share were paid on
December 22, 2000, July 9, 2001, September 24, 2001, November 19, 2001, October 22, 2002, March 18, 2003 and September 16, 2003, respectively.

Item 5.           Other Events and Required FD Disclosure.

         The sale transaction referred to in Item 2 of this Current Report on Form 8-K completes the disposition of the Company's real estate properties as contemplated under the Plan of Liquidation.


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         The Board of Directors of the Company now intends to seek (i) final resolution of the class action filed October 2, 2000 in the United States District Court for the Southern District of New York against the Company and its directors, and (ii) recovery of $2.1 million expended by the Company in defense of this action pursuant to the terms of its directors and officers' insurance policy. The plaintiff has not actively prosecuted this case since May 28, 2002 when the United States Court of Appeals for the Second Circuit ordered that the plaintiff's petition to appeal the District Court's denial of class certification be denied. The Company believes all of the claims asserting improprieties in the Plan of Liquidation are without merit, and the courts have similarly concluded that the plaintiff has failed to demonstrate either that it was likely to succeed on the merits of its case or that there were sufficiently serious questions going to the merits of its case to make it fair ground for litigation.

         Upon completion of the matters referenced in the preceding paragraph, the Board of Directors currently intends to declare a ninth liquidating distribution and then may act to dissolve the corporation, transferring the Company's then residual miscellaneous assets, liabilities and contingent obligations, if any, into a liquidating trust. As any such assets are realized, liabilities paid and contingencies resolved, future liquidating distributions would be made from the trust at such times and in such amounts as the trustee deems appropriate. Notwithstanding that (i) the weak economic environment since adoption of the Plan of Liquidation in October 2000 has depressed retail rents and real property values, and (ii) the Company had to contend with the KMart Chapter 11 bankruptcy proceedings in seeking to divest many of its shopping center properties in which this troubled retailer was the anchor tenant, the Company currently expects total distributions to shareholders will be within 1% of the originally projected total $18.25 per share.

         There can be no assurances, however, pending further research into the economic, tax and governance issues associated with dissolution of the corporation and creation of a liquidating trust, whether the wind-down of the Company's operations will proceed as described above. Further, there can be no assurances, given the significant legal and business matters yet to be resolved, whether the total distributions to shareholders will be as currently projected.

Item 7.          Financial Statements, Pro Forma Financial Information and
                 Exhibits.


         (c)     The Company hereby files the following exhibits:

                 Exhibit No.        Exhibit Description
                 -----------        -------------------

                 99.1               News Release of the Company dated December
                                    12, 2003



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 7, 2004



                                            PHILIPS INTERNATIONAL REALTY CORP.
                                               (Registrant)


                                            By:    /s/ Philip Pilevsky
                                                --------------------------------
                                                   Philip Pilevsky
                                                   Chief Executive Officer



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                                  EXHIBIT INDEX

Exhibit No.      Exhibit Description
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99.1             News Release of the Company dated December 12, 2003
















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